Exhibit (24)

POWER OF ATTORNEY

FOR EXECUTION OF ANNUAL REPORT ON FORM 10-K FOR
FISCAL YEAR ENDED DECEMBER 31, 2020

KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Stephen Zamansky as a true and lawful attorney-in-fact of the undersigned for the purpose of executing for and on behalf of all of the undersigned members of the Board of Directors of Cooper Tire & Rubber Company, the Company’s Annual Report on Form 10-K for the fiscal year of the Company ended December 31, 2020.

The undersigned hereby grants such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the filing by the Company of the Annual Report on Form 10-K for fiscal year 2020 with the Securities and Exchange Commission, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 22nd day of January, 2021.

/s/ Steven M. Chapman	/s/ Susan F. Davis
Steven M. Chapman	Susan F. Davis

/s/ Kathryn P. Dickson	/s/ John J. Holland
Kathryn P. Dickson	John J. Holland

/s/ Bradley E. Hughes	/s/ Tyrone M. Jordan
Bradley E. Hughes	Tyrone M. Jordan

/s/ Tracey I. Joubert	/s/ Gary S. Michel
Tracey I. Joubert	Gary S. Michel

/s/ Brian C. Walker	/s/ Robert D. Welding
Brian C. Walker	Robert D. Welding